For more information contact:

Markel Corporation investor inquiries:
Email: IR@markel.com

For Markel Corporation media inquiries:
Jim Spangler
+1 331-223-1501
jim.spangler@markel.com

For Markel CATCo inquiries:
Mark Way
+1 441-493-9001
mark.way@markelcatco.com

FOR IMMEDIATE RELEASE

Markel Corporation and Markel CATCo Announce Court Approval of Buy-Out Transaction
Richmond, Virginia, March 16, 2022 — Markel Corporation (NYSE: MKL) and Markel CATCo Investment Management Ltd. (“MCIM”) today announced court approval of the buy-out transaction and schemes of arrangement (the “Buy-Out Transaction”) being undertaken by Markel CATCo Reinsurance Fund Ltd. (the “Private Fund”) and the CATCo Reinsurance Opportunities Fund (the “Public Fund” and together with the Private Fund, the “Funds”). These two insurance-linked securities funds are currently in runoff and are managed by MCIM, the Funds’ Bermuda-based investment manager.
On February 16, 2022, the Bermuda Court issued an order to convene meetings of the investors in the Funds for purposes of voting on whether to proceed with the Buy-Out Transaction that would allow for the accelerated distribution of remaining capital to investors in the Funds. On March 4, 2022, meetings of investors in the Funds were held at which the investors overwhelmingly voted to proceed with the Buy-Out Transaction. On March 11, 2022, the Bermuda Court issued orders approving the Buy Out Transaction (the “Bermuda Orders”). On March 16, 2022, the United States Bankruptcy Court for the Southern District of New York entered orders approving the enforcement in the United States of the Bermuda Orders pursuant to Chapter 15 of the United States Bankruptcy Code. All material conditions for closing the Buy-Out Transaction have now been satisfied.
As previously announced, the Buy-Out Transaction will be facilitated by affiliates of Markel Corporation that will provide funding up to $50 million to buy-out substantially all of the retrocessional segregated accounts of the Funds and will provide tail risk cover that will allow for the return of trapped collateral to investors in the Aquilo Fund, a segregated account of the Private Fund. Additionally, Markel Corporation will make payments to or for the benefit of investors in the Funds, net of insurance proceeds, of approximately $100 million.
Under the terms of the Buy-Out Transaction, participants in the Buy-Out Transaction will retain the right to receive any upside at the end of the applicable run-off period if Markel CATCo Re Ltd.’s held reserves exceed the amounts necessary to pay ultimate claims. The affiliates of Markel Corporation financing the Buy-Out Transaction expect to receive a return of all their funding in relation to the full buy-out of the Funds by the end of the run-off periods.

Effective at closing, all investors in the Funds, the Markel CATCo Group Companies (MCIM, the Funds and Markel CATCo Re Ltd.), Markel Corporation and each of their related parties, among others, will grant mutual releases of all claims related to the Buy-Out Transaction, the Markel CATCo Group Companies’ businesses and the investors’ investments in the Funds. Also at closing, the two lawsuits filed by investors in the Private Fund against the former Chief Executive Officer of MCIM will be dismissed with prejudice. It is expected that the closing of the Buy-Out Transaction will occur in late March 2022.
About Markel Corporation
Markel Corporation is a diverse financial holding company serving a variety of niche markets. The company’s principal business markets and underwrites specialty insurance products. In each of the company’s businesses, it seeks to provide quality products and excellent customer service so that it can be a market leader. The financial goals of the company are to earn consistent underwriting and operating profits and superior investment returns to build shareholder value. Visit Markel Corporation on the web at www.markel.com.
Disclaimers and important notices
This announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Buy-Out Transaction or otherwise. The Schemes are made solely pursuant to the terms of the scheme documents sent to investors in the Funds. The scheme documents contain the full terms and conditions of the Schemes. The information contained in this announcement is for background purposes only and no reliance may or should be placed by any person for any purpose whatsoever on the information contained in this announcement or on its completeness, accuracy or fairness. Recipients of this announcement should conduct their own investigation, evaluation and analysis of the business, data and property described in this announcement. This announcement does not constitute a recommendation concerning any investor’s decision or options with respect to the Buy-Out Transaction. The information in this announcement is subject to change.
The distribution of this announcement and the terms of the Buy-Out Transaction are subject to restrictions and may not be made except pursuant to registration with or authorization by the relevant securities regulatory authorities or an exemption therefrom. Therefore, persons who may come into possession of this announcement are advised to consult with their own legal advisors as to what restrictions may be applicable to them and to observe such restrictions. This announcement may not be used for the purpose of an offer or invitation in any circumstances in which such offer or invitation is not authorized.
No action has been or will be taken in any jurisdiction by the Funds that would or is intended to permit a public offering, or any other offering under circumstances not permitted by applicable law, of any securities.
This announcement has not been approved by an authorized person for the purposes of section 21 of the U.K. Financial Services and Markets Act 2000. Accordingly, this announcement is not being distributed to, and must not be passed on to, the general public in the U.K. This announcement is for distribution only to persons who: (i) are outside the U.K.; (ii) are investment professionals, as such term is defined in Article 19(5) of the U.K. Financial Services and Markets Act 2000 (Financial Promotion) Order 2000 (as amended, the Financial Promotion Order); (iii) are persons falling within Article 49(2)(a) to (d) (high net-worth companies, unincorporated associations, etc.), of the Financial Promotion Order; (iv) are members or creditors of the Private Fund or the Public Fund; or (v) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as Relevant Persons). This announcement is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this announcement relates is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Further to the above, the release, publication or distribution of this announcement in other jurisdictions may be restricted by law and therefore any persons who are subject to the laws of any applicable jurisdiction (including any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Buy-Out Transaction is sent or made available to investors in that jurisdiction (Restricted Jurisdictions)) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are resident in such other jurisdictions or who are subject to the laws of another jurisdiction to participate in the Buy-Out Transaction may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction.
Copies of this announcement and any formal documentation relating to the Buy-Out Transaction are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction or any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction.
Certain of the statements in this announcement or (and any related oral statements) may be considered forward-looking statements. This announcement (including information incorporated by reference in this announcement), oral statements made regarding the Buy-Out Transaction and other information published by Markel Corporation, MCIM and the Funds contain statements which are, or may be deemed to be, “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.
Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Markel Corporation, MCIM and the Funds about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. The forward-looking statements contained in this announcement include statements relating to the expected effects of the Buy-Out Transaction, the expected timing and scope of the Buy-Out Transaction and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans,” “expects,” or “does not expect,” “is expected,” “is subject to,” “budget,” “projects,” “strategy,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates,” or “does not anticipate,” or “believes,” or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “should,” “would,” “might” or “will” be taken, occur or be achieved. Although Markel Corporation, MCIM and the Funds believe that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future.
There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to: the ability to complete the Buy-Out Transaction, as future market conditions, changes in general economic and business conditions, the behavior of other market participants, the anticipated benefits from the Buy-Out Transaction not being realized as a result of changes in general economic and market conditions in the countries in which the Funds operate, weak, volatile or illiquid capital and/or credit markets, changes in tax rates, interest rate and currency value fluctuations, the degree of competition in the geographic and business areas in which the Funds operate and changes in laws or in supervisory expectations or requirements.

Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors. Neither Markel Corporation, MCIM nor the Funds, nor any of their respective associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this announcement will actually occur. You are cautioned not to place any reliance on these forward-looking statements. Other than in accordance with their legal or regulatory obligations, neither Markel Corporation, MCIM nor the Funds is under any obligation, and they expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This announcement speaks only as of the date issued.